SP Subprime Default Assumptions

Month	% when WA seasoning <12mo	% when WA seasoning >12mo
1	4.00%	4.00% & 5.75%
6	5.75%	6.25%
12	6.25%	13.00%
18	13.00%	10.25%
24	10.25%	10.00%
30	10.00%	9.50%
36	9.50%	9.00%
42	9.00%	9.00%
48	9.00%	7.75%
54	7.75%	5.75%
60	5.75%	5.50%
66	5.50%	4.25%
72	4.25%	0.00%